UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:           February 10, 2011
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, the Board of Directors of Integrys Energy Group, Inc. approved a slate of directors to stand for election at the 2011 Annual Shareholders Meeting scheduled for May 11, 2011.  The nominated slate of directors did not include two directors who are currently serving as directors, Mr. Richard A. Bemis and Mr. Robert C. Gallagher.  The decision to not nominate Mr. Bemis was in conjunction with his decision to retire as a director of Integrys Energy Group effective upon the election of directors at the 2011 Annual Shareholders Meeting.  Mr. Bemis is not standing for re-election for personal reasons and not as a result of any disagreement with Integrys Energy Group.  The decision to not nominate Mr. Gallagher was due to the fact that under the Bylaws of Integrys Energy Group he was no longer eligible to stand for re-election due to reaching 72 years of age and not as a result of any disagreements with Integrys Energy Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: February 16, 2011